Exhibit 99.1
January 29, 2021

BBVA USA reports fourth quarter 2020 results
•Revenue: Total revenue of $969 million, up 18 percent (annualized) from third quarter 2020 levels as both net interest income (+16 percent annualized) and noninterest income (+24 percent annualized) post double digit gains
•Expenses: Noninterest expense totals $578 million, down 12 percent (annualized) on a linked quarter basis and down 6 percent from the year ago quarter, excluding goodwill impairment. Efficiency ratio ends the quarter at 58.98 percent compared to 63.55 percent on a linked quarter basis and 67.92 percent in the year ago quarter
•Operating income: Operating income1 in the quarter totals a record $391 million compared to $331 million recorded in the third quarter of 2020 and $279 million recorded in the fourth quarter of 2019
•Loans and Deposits: Newly funded loans in the quarter of $4.4 billion brings the total for the full-year of 2020 to more than $20.2 billion, a 21 percent increase compared to the same time period a year ago. Total deposits end the quarter at $85.9 billion, down 2 percent (annualized) from the third quarter of 2020 and up 15 percent from the year ago quarter
•Provision for credit losses: Provision recapture of credit losses of $81 million in the quarter primarily reflects improvement in macroeconomic factors and forecasts
•Credit quality: Net charge-offs as a percentage of average loans of 34 basis points compared to 59 basis points for the third quarter of 2020. Nonperforming loan ratio at 2.21 percent and coverage ratio at 116 percent
•Capital and Liquidity: CET12 ratio ends the quarter at 13.28 percent, up 49 basis points from third quarter 2020 levels. Liquidity Coverage Ratio (LCR) at 144 percent, unchanged on a sequential quarter basis
BBVA USA Bancshares, Inc., a Sunbelt-based bank holding company (BBVA USA), reported today net income of $334 million for the fourth quarter of 2020 compared to net income of $166 million in the third quarter of 2020 and a net loss of $331 million in the fourth quarter of 2019. Included in the fourth quarter of 2019 was a non-cash, goodwill impairment charge of $470 million. Excluding the impact of this non-cash charge, adjusted net income1 for the fourth quarter of 2019 was $139 million. Return on average assets and return on average tangible equity1 for the fourth quarter of 2020 were 1.27 percent and 14.38 percent, respectively.
For the full-year of 2020, the company reported a net loss of $1.9 billion. Included in the first quarter of 2020 was a non-cash, goodwill impairment charge of $2.2 billion that reflected the drastic change in macroeconomic conditions and forecasts brought about by the COVID-19 pandemic and subsequent decline in interest rates and oil prices. Excluding the impact of this non-cash charge and a $470 million goodwill impairment charge in the fourth quarter of 2019, adjusted net income1 for the full-year of 2020 was $323 million compared to adjusted net income1 of $623 million for the full-year of 2019.
“While we continue to navigate the challenges amid the pandemic, our results for the fourth quarter are a testament to the strength and resiliency of the team we have at BBVA USA and their focus on serving our customers and the communities where we live and work,” said Javier Rodríguez Soler, president and CEO of BBVA USA.
“Momentum continued in the quarter highlighted by strong revenue growth and well-contained expenses which allowed us to deliver record operating income. At the same time, we continue to maintain strong liquidity and capital positions. We enter the new year focused on continuing to meet the challenges ahead, and subject to regulatory approval and closing, successfully integrating our operations with PNC and the opportunities that this combination will bring to our customers, our communities and to our employees.”
Total revenue for the fourth quarter of 2020 was $969 million, up 18 percent (annualized) from third quarter 2020 levels and up 8 percent from fourth quarter 2019 levels. Net interest income in the quarter totaled $667 million, up 16 percent (annualized) from the $642 million recorded in the third quarter of 2020, and up 7 percent from the $623 million recorded in the fourth quarter of 2019. The percent net interest margin for the fourth quarter of 2020 was 2.78 percent compared to 2.68 percent in the third quarter of 2020 and 2.96 percent in the fourth quarter of 2019.

Noninterest income for the fourth quarter of 2020 totaled $301 million, up 24 percent (annualized) from the $285 million reported in the third quarter of 2020, and up 11 percent from the $273 million reported in the fourth quarter of 2019. The increase in noninterest income on a linked quarter basis was driven by an increase in corporate and correspondent investment sales (+$13 million), mortgage banking (+$6 million), service charges on deposit accounts (+$5 million) and money transfer income (+$2 million). Following two consecutive strong quarters, investment banking and advisory fees slowed on a linked quarter basis (-$14 million) but showed solid growth (+$11 million) compared to fourth quarter 2019 levels. For the full-year of 2020, noninterest income (excluding securities gains) totaled $1.2 billion, up 6 percent compared to full-year 2019 results.
No gains or losses were recorded on the sale of investment securities in the fourth quarter of 2020, in the third quarter of 2020 and in the fourth quarter of 2019. For the full-year of 2020, investment securities gains totaled $23 million compared to $30 million for the full-year of 2019.
Total noninterest expense for the fourth quarter of 2020 was $578 million, down 12 percent (annualized) from the $596 million reported in the third quarter of 2020 and down 6 percent compared to adjusted noninterest expense (excluding goodwill impairment) for the fourth quarter of 2019. On a linked quarter basis, the decline in noninterest expense was due to a decrease in other noninterest expense (-$27 million) offset, in part, by increases in salaries, benefits and commissions (+$4 million) and professional services (+$3 million). The decrease in other noninterest expense was primarily driven by a decline in provision for unfunded commitments.
The increase in revenue coupled with the decline in noninterest expense resulted in positive operating leverage both on a linked quarter basis and compared to the year ago quarter. Operating income1 for the fourth quarter of 2020 was a record $391 million compared to $331 million in the third quarter of 2020 and $279 million in the fourth quarter of 2019. The efficiency ratio1 for the fourth quarter of 2020 was 58.98 percent compared to 63.55 percent for the third quarter of 2020 and 67.92 percent for the fourth quarter of 2019.
Total loans at the end of the fourth quarter of 2020 were $65.8 billion, down 4 percent (annualized) from $66.4 billion at the end of the third quarter of 2020 and up 3 percent from the $64.1 billion at the end of the fourth quarter of 2019. Commercial loans associated with the energy sector were $2.4 billion compared to $2.5 billion at the end of the third quarter of 2020 and $2.9 billion at the fourth quarter of 2019. During the quarter, newly funded loans totaled $4.4 billion bringing the total to more than $20.2 billion for the full year of 2020, a 21 percent increase compared to the full-year of 2019. Included in 2020 results is approximately $3.3 billion of newly funded loans under the Payroll Protection Program.
Total deposits at the end of the fourth quarter of 2020 were $85.9 billion, down 2 percent (annualized) from the third quarter of 2020 and up $10.9 billion or 15 percent compared to the fourth quarter of 2019. Noninterest bearing demand deposits totaled $27.8 billion, up 15 percent (annualized) on a linked quarter basis and up $5.9 billion or 27 percent compared to the fourth quarter of 2019. Interest bearing transaction accounts (checking, savings and money market accounts) totaled $53.4 billion at the end of the fourth quarter of 2020, relatively unchanged on a linked quarter basis and up $12.3 billion or 30 percent compared to the fourth quarter a year ago.
The loan to deposit ratio at the end of the fourth quarter of 2020 was 76.6 percent compared to 76.9 percent at the end of the third quarter of 2020 and 85.4 percent at the end of the fourth quarter of 2019. The LCR ratio was unchanged from third quarter 2020 levels at 144 percent and consistent with the 145 percent reported at the end of fourth quarter of 2019.
During the fourth quarter of 2020, the company recorded provision recapture of credit losses totaling $81 million compared to provision for credit losses of $151 million in the third quarter of 2020 and $120 million in the fourth quarter of 2019. The recapture of provision expense primarily reflected improvements in macroeconomic factors and forecasts. Net charge-offs as a percentage of average total loans were 34 basis points in the quarter compared to 59 basis points in the third quarter of 2020 and 87 basis points in the fourth quarter of 2019. The allowance for loans losses as a percentage of total loans at the end of the 2020 was 2.56 percent compared to 2.73 percent at the end of the third quarter of 2020 and 1.44 percent at the end of the prior year.
Nonperforming loans as a percentage of total loans ended the fourth quarter at 2.21 percent, up from the 2.00 percent at the end of the third quarter of 2020 and 1.06 percent at the end of the fourth quarter of 2019. The increase in nonperforming loans on a linked quarter basis was primarily attributable to an increase in nonaccrual loans associated with commercial real estate – mortgage (+$166 million), residential real estate – mortgage (+$31 million) and real estate – construction (+$13 million), offset in part by a decrease in nonaccrual loans associated with the commercial loan portfolio (-$120 million). Also contributing to the rise in nonperforming loans was an increase in loans 90 days or more past due which totaled $122 million at the end of the fourth quarter of 2020 compared to $94 million at the end of the third quarter of 2020. The coverage ratio of nonperforming loans ended the quarter at 116 percent compared to 136 percent at the end of the third quarter of 2020 and 136 percent at the end of the fourth quarter of 2019.

Total shareholder’s equity at the end of the fourth quarter of 2020 totaled $11.7 billion compared to $11.4 billion at the end of the third quarter of 2020 and $13.4 billion at the end of the fourth quarter of 2019. Total tangible shareholder’s equity1 totaled $9.3 billion at the end of the fourth quarter of 2020 compared to $9.0 billion at the end of the third quarter of 2020 and $8.8 billion at the end of the fourth quarter of 2019. The CET12 ratio ended the quarter at 13.28 percent compared to 12.79 percent at the end of the third quarter of 2020 and 12.49 percent at the end of the fourth quarter of 2019. All of BBVA USA’s regulatory capital ratios2 continue to exceed the requirements under “well-capitalized” guidelines.
On November 16, 2020, BBVA announced that it had signed a definitive agreement to sell BBVA USA Bancshares, Inc., including its U.S. banking subsidiary, BBVA USA, to PNC Financial Services Group, Inc. Pending regulatory and other customary approvals, the transaction is expected to close in mid-2021.

1 Operating income, adjusted net income, efficiency ratio and tangible shareholder’s equity are Non-GAAP financial measures we believe aid in understanding certain areas of our performance. The calculation of these measures is included on the page titled Non-GAAP Reconciliation.
2 Regulatory capital ratios at December 31, 2020, are estimated.

Contact Details:
Christina Anderson	Ed Bilek
External Communications	Investor Relations
Tel. 205.903.3706	Tel. 205.612.3378
christina.anderson@bbva.com	ed.bilek@bbva.com

For more BBVA news visit, www.bbva.com and the U.S. Newsroom.
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For more financial information about BBVA in the U.S., visit bbvausa.investorroom.com.
About BBVA
BBVA Group
BBVA (NYSE: BBVA) is a customer-centric global financial services group founded in 1857. The Group has a strong leadership position in the Spanish market and is the largest financial institution in Mexico. It has leading franchises in South America and the Sunbelt Region of the United States. It is also the leading shareholder in Turkey’s BBVA Garanti. BBVA’s purpose is to bring the age of opportunities to everyone, based on our customers’ real needs: provide the best solutions, helping them make the best financial decisions, through an easy and convenient experience. The institution rests in solid values: Customer comes first, we think big and we are one team. BBVA’s responsible banking model aspires to achieve a more inclusive and sustainable society.

On February 28, 2020, BBVA filed its annual report on Form 20-F for the year ended December 31, 2019, with the U.S. Securities and Exchange Commission. A copy can be accessed on the BBVA website at https://shareholdersandinvestors.bbva.com/the-share/adrs-english/. Holders of BBVA’s American Depositary Receipts (ADRs) may request a hard copy of the Form 20-F for the year ended December 31, 2019, including complete audited financial statements, free of charge. To request a copy, contact Ed Bilek at ed.bilek@bbva.com.

BBVA USA
In the U.S., BBVA is a Sunbelt-based financial institution that operates 637 branches, including 328 in Texas, 88 in Alabama, 63 in Arizona, 61 in California, 43 in Florida, 37 in Colorado and 17 in New Mexico. The bank ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (6th). In the U.S., BBVA has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 14th nationally in terms of dollar volume of SBA loans originated in fiscal year 2019.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements about BBVA USA Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2020, as updated by our subsequent SEC filings.

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		%	Years Ended December 31,		%
	2020	2019	Change	2020	2019	Change
EARNINGS SUMMARY
Net interest income	$667,202	$623,154	7	$2,510,524	$2,607,033	(4)
Noninterest income [a]	301,416	272,584	11	1,170,056	1,105,983	6
Total revenue [a]	968,618	895,738	8	3,680,580	3,713,016	(1)
Investment securities gain, net	—	—	—	22,616	29,961	(25)
Provision for credit losses	(81,298)	119,505	(168)	966,129	597,444	62
Goodwill impairment	—	470,000	NM	2,185,000	470,000	365
Noninterest expense	577,580	616,906	(6)	2,376,718	2,396,080	(1)
Pretax (loss) income	472,336	(310,673)	NM	(1,824,651)	279,453	(753)
Income tax expense	138,519	20,032	591	37,013	126,046	(71)
Net (loss) income	$333,817	$(330,705)	NM	$(1,861,664)	$153,407	(1,314)
Adjusted net income [b]	$333,817	$139,295	140	$323,336	$623,407	(48)

SELECTED RATIOS
Return on average assets	1.27%	(1.37)%		(1.83)%	0.16%
Return on average assets- adjusted [b]	1.27	0.58		0.32	0.66
Return on average tangible equity [b]	14.38	(14.46)		(20.44)	1.73
Return on average tangible equity- adjusted [b]	14.38	6.09		3.55	7.03
Efficiency ratio [b]	58.98	67.92		63.80	63.64
Average common equity to average assets	10.81	14.44		11.51	14.46
Average loans to average total deposits	77.07	86.29		81.34	88.04
Common equity tier 1 capital (CET1) [c]	13.28	12.49		13.28	12.49
Tier I capital ratio [c]	13.61	12.83		13.61	12.83
Total capital ratio [c]	15.78	14.98		15.78	14.98
Leverage ratio [c]	9.07	9.70		9.07	9.70
[a] Excludes net gain on sales of investment securities.
[b] Non-GAAP measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.
[c] Current period regulatory capital ratios are estimated.
NM = Not meaningful

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Average for Three Months			Average for Year			Ending Balance
	Ended December 31,		%	Ended December 31,		%	December 31,		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change
BALANCE SHEET HIGHLIGHTS
Total loans	$66,212,070	$63,956,453	4	$67,045,078	$64,275,473	4	$65,796,353	$64,058,915	3
Total debt securities	15,639,628	13,792,727	13	14,519,143	13,725,672	6	16,297,042	14,032,351	16
Earning assets	97,057,560	85,135,405	14	93,694,488	83,839,035	12	96,139,619	84,712,261	13
Total assets	104,835,589	95,754,954	9	102,008,134	94,293,422	8	102,756,203	93,603,347	10
Noninterest bearing demand deposits	27,425,253	21,288,781	29	24,506,957	20,631,434	19	27,791,421	21,850,216	27
Interest bearing transaction accounts	53,074,596	39,773,454	33	49,723,165	37,595,208	32	53,381,931	41,081,638	30
Total transaction accounts	80,499,849	61,062,235	32	74,230,122	58,226,642	27	81,173,352	62,931,854	29
Total deposits	85,906,838	74,122,266	16	82,426,860	73,007,106	13	85,858,381	74,985,283	15
Total shareholder's equity	11,595,287	14,090,315	(18)	12,003,167	13,894,163	(14)	11,691,362	13,386,589	(13)
Total shareholder's equity-tangible [a]	9,236,590	9,073,380	2	9,105,998	8,867,440	3	9,332,389	8,831,259	6
[a] Non-GAAP measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	2020				2019
	December 31	September 30	June 30	March 31	December 31
NONPERFORMING ASSETS
Nonaccrual loans [a]	$1,331,230	$1,233,040	$764,744	$676,716	$606,843
Loans 90 days or more past due [b]	121,570	94,072	66,163	61,774	71,126
TDRs 90 days or more past due	556	830	423	335	414
Total nonperforming loans [a]	1,453,356	1,327,942	831,330	738,825	678,383
Foreclosed real estate	11,448	15,051	14,871	20,642	20,833
Other repossessed assets	5,846	8,527	8,599	13,338	10,930
Total nonperforming assets	$1,470,650	$1,351,520	$854,800	$772,805	$710,146

TDRs accruing and past due less than 90 days	$114,334	$114,583	$95,788	$97,404	$97,901

Total nonperforming loans as a % of loans	2.21%	2.00%	1.21%	1.09%	1.06%
Total nonperforming assets as a % of total loans, foreclosed real estate, and other repossessed assets	2.23	2.03	1.25	1.14	1.11
[a] Includes loans held for sale.
[b] Excludes loans classified as troubled debt restructurings (TDRs).

	Three Months Ended
	2020				2019
	December 31	September 30	June 30	March 31	December 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$1,804,423	$1,754,352	$1,351,072	$920,993	$942,191
Adoption of ASC 326	—	—	—	184,931	—
Net charge-offs (NCO)	56,578	100,818	123,054	111,798	140,703
Provision for loan losses	(68,371)	150,889	526,334	356,946	119,505
Balance at end of period	$1,679,474	$1,804,423	$1,754,352	$1,351,072	$920,993

Allowance for loan losses as a % of total loans	2.56%	2.73%	2.57%	2.00%	1.44%
Allowance for loan losses as a % of nonperforming loans [c]	115.56	135.88	211.03	182.87	135.76
Allowance for loan losses as a % of nonperforming assets [c]	114.20	133.51	205.24	174.83	129.69

Annualized as a % of average loans:
NCO - QTD	0.34	0.59	0.72	0.69	0.87
NCO - YTD	0.59	0.67	0.71	0.69	0.88
[c] Includes loans held for sale that are on nonaccrual status.

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,
	2020			2019
	Average Balance	Income/Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$66,212,070	$636,738	3.83%	$63,956,453	$749,428	4.65%
Debt securities available for sale [a]	5,533,487	22,089	1.59	7,223,333	33,333	1.83
Debt securities held to maturity	9,988,959	61,570	2.45	6,576,786	44,207	2.67
Other earning assets [b]	15,205,862	7,873	0.21	7,386,225	41,241	2.22
Total earning assets [a]	96,940,378	728,270	2.99	85,142,797	868,209	4.05
Allowance for credit losses	(1,776,160)			(944,773)
Unrealized gain (loss) on debt securities available for sale	117,182			(7,392)
Other assets	9,554,189			11,564,322
Total assets	$104,835,589			$95,754,954

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing demand deposits	$14,540,342	$6,812	0.19	$9,329,342	$23,648	1.01
Savings and money market accounts	38,534,254	13,526	0.14	30,444,112	93,114	1.21
Certificates and other time deposits	5,406,989	13,607	1.00	13,060,031	72,583	2.20
Total interest bearing deposits	58,481,585	33,945	0.23	52,833,485	189,345	1.42
FHLB and other borrowings	3,552,199	14,092	1.58	3,701,993	31,263	3.35
Federal funds purchased and securities sold under agreement to repurchase [b]	864,177	2,350	1.08	1,137,573	11,850	4.13
Other short-term borrowings	10,113	85	3.34	11,189	199	7.06
Total interest bearing liabilities	62,908,074	50,472	0.32	57,684,240	232,657	1.60
Noninterest bearing deposits	27,425,253			21,288,781
Other noninterest bearing liabilities	2,906,975			2,691,618
Total liabilities	93,240,302			81,664,639
Shareholder's equity	11,595,287			14,090,315
Total liabilities and shareholder's equity	$104,835,589			$95,754,954

Net interest income/ net interest spread		677,798	2.67%		635,552	2.45%
Net yield on earning assets			2.78%			2.96%

Total taxable equivalent adjustment		10,596			12,398

Net interest income		$667,202			$623,154
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Years Ended December 31,
	2020			2019
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$67,045,078	$2,698,114	4.02%	$64,275,473	$3,144,471	4.89%
Debt securities available for sale [a]	5,825,301	58,876	1.01	8,520,287	168,031	1.97
Debt securities held to maturity	8,593,882	195,032	2.27	5,281,585	149,505	2.83
Other earning assets [b]	12,130,267	73,671	0.61	5,837,890	148,187	2.54
Total earning assets [a]	93,594,528	3,025,693	3.23	83,915,235	3,610,194	4.30
Allowance for credit losses	(1,497,922)			(950,306)
Unrealized gain (loss) on debt securities available for sale	99,960			(76,200)
Other assets	9,811,568			11,404,693
Total assets	$102,008,134			$94,293,422

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing demand deposits	$13,649,238	54,570	0.40	$9,048,948	95,709	1.06
Savings and money market accounts	36,073,927	168,737	0.47	28,546,260	354,286	1.24
Certificates and other time deposits	8,196,738	133,806	1.63	14,780,464	328,161	2.22
Total interest bearing deposits	57,919,903	357,113	0.62	52,375,672	778,156	1.49
FHLB and other borrowings	3,605,422	71,848	1.99	3,968,094	136,164	3.43
Federal funds purchased and securities sold under agreement to repurchase [b]	1,249,629	41,018	3.28	857,922	36,736	4.28
Other short-term borrowings	12,158	525	4.32	14,963	567	3.79
Total interest bearing liabilities	62,787,112	470,504	0.75	57,216,651	951,623	1.66
Noninterest bearing deposits	24,506,957			20,631,434
Other noninterest bearing liabilities	2,710,898			2,551,174
Total liabilities	90,004,967			80,399,259
Shareholder's equity	12,003,167			13,894,163
Total liabilities and shareholder's equity	$102,008,134			$94,293,422

Net interest income/ net interest spread		2,555,189	2.48%		2,658,571	2.64%
Net yield on earning assets			2.73%			3.17%

Total taxable equivalent adjustment		44,665			51,538

Net interest income		$2,510,524			$2,607,033
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Year Ended			Three Months Ended
	December 31,		%	2020				2019
	2020	2019	Change	December 31	September 30	June 30	March 31	December 31
NONINTEREST INCOME
Service charges on deposit accounts	$219,783	$250,367	(12)	$59,309	$54,710	$44,233	$61,531	$64,585
Card and merchant processing fees	192,096	197,547	(3)	49,961	48,628	43,416	50,091	50,805
Investment services sales fees	112,243	115,446	(3)	26,647	26,218	24,971	34,407	28,130
Investment banking and advisory fees	138,096	83,659	65	26,291	40,013	45,061	26,731	15,720
Money transfer income	106,564	99,144	7	29,446	27,109	25,461	24,548	25,871
Asset management fees	48,101	45,571	6	12,613	12,024	11,560	11,904	11,532
Corporate and correspondent investment sales	49,318	38,561	28	16,268	3,478	18,855	10,717	14,263
Mortgage banking income	74,813	28,059	167	19,753	13,741	23,868	17,451	9,048
Bank owned life insurance	20,149	17,479	15	5,458	4,972	5,094	4,625	4,584
Other	208,893	230,150	(9)	55,670	53,767	26,358	73,098	48,046
	1,170,056	1,105,983	6	301,416	284,660	268,877	315,103	272,584
Investment securities gains, net	22,616	29,961	(25)	—	—	3,477	19,139	—
Total noninterest income	$1,192,672	$1,135,944	5	$301,416	$284,660	$272,354	$334,242	$272,584

NONINTEREST EXPENSE
Salaries, benefits and commissions	$1,159,561	$1,181,934	(2)	$301,020	$296,708	$251,697	$310,136	$297,823
Professional services	306,873	292,926	5	80,535	78,018	78,100	70,220	82,343
Equipment	267,547	256,766	4	69,321	68,793	64,752	64,681	64,826
Net occupancy	163,125	166,600	(2)	40,552	41,145	41,585	39,843	43,302
Money transfer expense	74,755	68,224	10	20,764	18,897	17,958	17,136	17,951
Marketing	40,130	55,164	(27)	10,170	9,283	8,778	11,899	12,888
Communications	21,759	21,782	—	5,038	5,542	5,808	5,371	5,179
Other	342,968	352,684	(3)	50,180	77,242	110,772	104,774	92,594
	2,376,718	2,396,080	(1)	577,580	595,628	579,450	624,060	616,906
Goodwill impairment	2,185,000	470,000	365	—	—	—	2,185,000	470,000
Total noninterest expense	$4,561,718	$2,866,080	59	$577,580	$595,628	$579,450	$2,809,060	$1,086,906

BBVA USA BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Year Ended		Three Months Ended
	December 31,		2020				2019
	2020	2019	December 31	September 30	June 30	March 31	December 31
NON-GAAP RECONCILIATION
Computation of Operating Income:
Net interest income (GAAP)	$2,510,524	$2,607,033	$667,202	$641,850	$612,017	$589,455	$623,154
Plus: noninterest income (GAAP)	1,192,672	1,135,944	301,416	284,660	272,354	334,242	272,584
Less: noninterest expense (GAAP)	4,561,718	2,866,080	577,580	595,628	579,450	2,809,060	1,086,906
Plus: goodwill impairment (GAAP)	2,185,000	470,000	—	—	—	2,185,000	470,000
Operating income (non-GAAP)	$1,326,478	$1,346,897	$391,038	$330,882	$304,921	$299,637	$278,832

Computation of Tangible Shareholder's Equity:
Total shareholder's equity	$11,691,362	$13,386,589	$11,691,362	$11,394,964	$11,270,789	$11,358,354	$13,386,589
Less: goodwill and other intangibles (GAAP)	2,358,973	4,555,330	2,358,973	2,357,039	2,357,343	2,359,540	4,555,330
Tangible shareholder's equity (non-GAAP)	$9,332,389	$8,831,259	$9,332,389	$9,037,925	$8,913,446	$8,998,814	$8,831,259

Computation of Average Tangible Equity:
Total stockholder's equity (average) (GAAP)	$12,003,167	$13,894,163	$11,595,287	$11,394,928	$11,533,007	$13,500,615	$14,090,315
Less: goodwill and other intangibles (average) (GAAP)	2,897,169	5,026,723	2,358,697	2,357,944	2,357,132	4,526,744	5,016,935
Average tangible equity (non-GAAP) [B]	$9,105,998	$8,867,440	$9,236,590	$9,036,984	$9,175,875	$8,973,871	$9,073,380
Net income (loss) (GAAP) [A]	$(1,861,664)	$153,407	$333,817	$166,241	$(124,437)	$(2,237,285)	$(330,705)
Return on average tangible equity (non-GAAP) ([A]/[B], annualized)	(20.44)%	1.73%	14.38%	7.32%	(5.45)%	(100.27)%	(14.46)%

Computation of Adjusted Net Income, Return on Average Assets and Return on Average Tangible Equity:
Net income (loss) (GAAP)	$(1,861,664)	$153,407	$333,817	$166,241	$(124,437)	$(2,237,285)	$(330,705)
Plus: goodwill impairment (GAAP)	2,185,000	470,000	—	—	—	2,185,000	470,000
Adjusted net income (non-GAAP) [C]	$323,336	$623,407	$333,817	$166,241	$(124,437)	$(52,285)	$139,295
Average assets (GAAP) [D]	$102,008,134	$94,293,422	$104,835,589	$104,282,898	$104,204,062	$96,356,113	$95,754,954
Return on average assets - adjusted (non-GAAP) ([C]/[D], annualized)	0.32%	0.66%	1.27%	0.63%	(0.48)%	(0.22)%	0.58%
Return on average tangible equity - adjusted (non-GAAP) ([C]/[B], annualized)	3.55	7.03	14.38	7.32	(5.45)	(2.34)	6.09

Computation of Efficiency Ratio:
Noninterest expense (GAAP)	$4,561,718	$2,866,080	$577,580	$595,628	$579,450	$2,809,060	$1,086,906
Less: securities and goodwill impairment (GAAP)	2,185,000	470,215	—	—	—	2,185,000	470,102
Total expense (GAAP) [E]	$2,376,718	$2,395,865	$577,580	$595,628	$579,450	$624,060	$616,804
Net interest income, taxable equivalent basis	$2,555,189	$2,658,571	$677,798	$652,660	$623,242	601,489	$635,552
Plus: noninterest income (GAAP)	1,192,672	1,135,944	301,416	284,660	272,354	334,242	272,584
Less: investment securities gains, net (GAAP)	22,616	29,961	—	—	3,477	19,139	—
Total revenue [F]	$3,725,245	$3,764,554	$979,214	$937,320	$892,119	$916,592	$908,136
Efficiency ratio (non-GAAP) ([E/[F])	63.80%	63.64%	58.98%	63.55%	64.95%	68.08%	67.92%

BBVA USA BANCSHARES, INC.
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION (Unaudited)
(In Thousands)

	At or Quarter Ended December 31, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$15,862	$22,569	$35,472	$540,741	$17,686	$25,972,812	$26,605,142	$5,019
Real estate – construction	3,595	174	532	25,316	145	2,468,569	2,498,331	(2)
Commercial real estate – mortgage	2,113	2,004	1,104	442,137	910	13,117,046	13,565,314	203
Residential real estate – mortgage	49,445	20,694	45,761	235,463	53,380	12,923,031	13,327,774	1,029
Equity lines of credit	11,108	4,305	2,624	42,606	—	2,334,251	2,394,894	(795)
Equity loans	1,417	243	317	10,167	19,606	148,012	179,762	135
Credit card	12,147	10,191	21,953	—	—	837,411	881,702	14,714
Consumer – direct	24,076	17,550	8,741	10,087	23,163	1,846,106	1,929,723	28,206
Consumer – indirect	47,174	14,951	5,066	24,713	—	4,085,221	4,177,125	8,069
Total loans	$166,937	$92,681	$121,570	$1,331,230	$114,890	$63,732,459	$65,559,767	$56,578
Loans held for sale	$—	$—	$—	$—	$—	$236,586	$236,586	$—

	At or Quarter Ended September 30, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$22,632	$12,890	$21,261	$660,254	$19,713	$26,203,423	$26,940,173	$50,789
Real estate – construction	2,861	303	532	12,614	61	2,387,303	2,403,674	153
Commercial real estate – mortgage	19,280	3,968	1,816	275,668	1,831	13,393,237	13,695,800	98
Residential real estate – mortgage	88,035	49,344	39,728	204,442	55,132	13,027,076	13,463,757	(117)
Equity lines of credit	13,418	6,300	3,445	37,216	—	2,381,344	2,441,723	233
Equity loans	1,847	1,158	271	8,758	20,750	161,583	194,367	(195)
Credit card	9,776	7,526	16,542	—	—	873,949	907,793	18,527
Consumer – direct	25,762	11,730	6,643	9,134	17,926	1,952,501	2,023,696	24,559
Consumer – indirect	34,116	9,744	3,834	24,954	—	4,036,981	4,109,629	6,771
Total loans	$217,727	$102,963	$94,072	$1,233,040	$115,413	$64,417,397	$66,180,612	$100,818
Loans held for sale	$—	$—	$—	$—	$—	$253,454	$253,454	$—

	At or Quarter Ended June 30, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$51,207	$5,130	$8,450	$389,615	$1,866	$28,325,856	$28,782,124	$29,038
Real estate – construction	12,907	—	532	13,317	64	2,271,650	2,298,470	(36)
Commercial real estate – mortgage	8,592	2,190	415	117,213	1,876	13,670,383	13,800,669	8,670
Residential real estate – mortgage	70,252	22,495	13,140	169,387	54,289	13,099,576	13,429,139	182
Equity lines of credit	8,461	8,162	3,555	34,915	—	2,461,741	2,516,834	(476)
Equity loans	1,311	692	148	8,457	21,280	178,092	209,980	(120)
Credit card	6,668	7,286	22,134	—	—	929,484	965,572	20,107
Consumer – direct	19,927	10,923	11,623	7,624	16,836	2,067,175	2,134,108	42,271
Consumer – indirect	32,519	11,162	6,166	24,216	—	4,030,541	4,104,604	23,418
Total loans	$211,844	$68,040	$66,163	$764,744	$96,211	$67,034,498	$68,241,500	$123,054
Loans held for sale	$—	$—	$—	$—	$—	$245,851	$245,851	$—

	At or Quarter Ended March 31, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$31,493	$7,588	$3,013	$323,881	$1,931	$27,464,207	$27,832,113	$19,014
Real estate – construction	9,356	66	574	13,676	69	2,147,973	2,171,714	(13)
Commercial real estate – mortgage	13,439	5,241	912	114,839	3,333	13,715,641	13,853,405	(73)
Residential real estate – mortgage	67,938	25,187	5,744	147,058	55,116	13,144,975	13,446,018	(172)
Equity lines of credit	16,382	6,244	3,295	33,354	—	2,552,075	2,611,350	536
Equity loans	2,636	1,147	293	8,027	22,392	194,874	229,369	212
Credit card	13,230	8,932	23,707	—	—	977,503	1,023,372	19,517
Consumer – direct	34,553	19,738	15,196	7,160	14,898	2,184,500	2,276,045	51,726
Consumer – indirect	76,547	24,249	9,040	28,721	—	3,957,471	4,096,028	21,051
Total loans	$265,574	$98,392	$61,774	$676,716	$97,739	$66,339,219	$67,539,414	$111,798
Loans held for sale	$—	$—	$—	$—	$—	$117,752	$117,752	$—

	At or Quarter Ended December 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$29,273	$16,462	$6,692	$268,288	$1,456	$24,110,067	$24,432,238	$37,788
Real estate – construction	7,603	2	571	8,041	72	2,012,393	2,028,682	(126)
Commercial real estate – mortgage	5,325	5,458	6,576	98,077	3,414	13,742,628	13,861,478	(285)
Residential real estate – mortgage	72,571	21,909	4,641	147,337	57,165	13,230,331	13,533,954	107
Equity lines of credit	15,766	6,581	1,567	38,113	—	2,530,653	2,592,680	857
Equity loans	2,856	1,028	195	8,651	23,770	208,468	244,968	137
Credit card	11,275	9,214	22,796	—	—	959,080	1,002,365	16,760
Consumer – direct	33,658	20,703	18,358	6,555	12,438	2,246,430	2,338,142	58,190
Consumer – indirect	83,966	28,430	9,730	31,781	—	3,758,443	3,912,350	27,275
Total loans	$262,293	$109,787	$71,126	$606,843	$98,315	$62,798,493	$63,946,857	$140,703
Loans held for sale	$—	$—	$—	$—	$—	$112,058	$112,058	$—

BBVA USA BANCSHARES, INC.
BALANCE SHEET (Unaudited)
(In Thousands)

	2020				2019
	December 31	September 30	June 30	March 31	December 31
Assets:
Cash and due from banks	$1,249,954	$1,035,307	$1,019,127	$1,033,733	$1,149,734
Federal funds sold, securities purchased under agreements to resell and interest bearing deposits	13,357,954	14,041,538	11,738,063	4,479,535	5,788,964
Cash and cash equivalents	14,607,908	15,076,845	12,757,190	5,513,268	6,938,698
Trading account assets	762,449	926,497	1,016,966	1,009,130	473,976
Debt securities available for sale	5,744,919	6,028,072	5,765,192	6,344,816	7,235,305
Debt securities held to maturity, net	10,549,945	9,428,931	8,693,437	7,876,266	6,797,046
Loans held for sale	236,586	253,454	245,851	117,752	112,058
Loans	65,559,767	66,180,612	68,241,500	67,539,414	63,946,857
Allowance for loan losses	(1,679,474)	(1,804,423)	(1,754,352)	(1,351,072)	(920,993)
Net loans	63,880,293	64,376,189	66,487,148	66,188,342	63,025,864
Premises and equipment, net	1,055,525	1,063,923	1,070,358	1,068,741	1,087,698
Bank owned life insurance	757,943	758,391	754,908	754,409	750,224
Goodwill	2,328,296	2,328,296	2,328,296	2,328,296	4,513,296
Other assets	2,832,339	3,412,324	3,148,270	3,124,539	2,669,182
Total assets	$102,756,203	$103,652,922	$102,267,616	$94,325,559	$93,603,347
Liabilities:
Deposits:
Noninterest bearing	$27,791,421	$26,803,670	$25,978,354	$20,418,504	$21,850,216
Interest bearing	58,066,960	59,567,362	59,448,060	56,816,003	53,135,067
Total deposits	85,858,381	86,371,032	85,426,414	77,234,507	74,985,283
FHLB and other borrowings	3,548,492	3,560,973	3,571,933	3,790,137	3,690,044
Federal funds purchased and securities sold under agreements to repurchase	184,478	189,474	249,481	409,784	173,028
Other short-term borrowings	—	—	1,619	—	—
Accrued expenses and other liabilities	1,473,490	2,136,479	1,747,380	1,532,777	1,368,403
Total liabilities	91,064,841	92,257,958	90,996,827	82,967,205	80,216,758
Shareholder’s Equity:
Preferred Stock	229,475	229,475	229,475	229,475	229,475
Common stock — $0.01 par value	2,230	2,230	2,230	2,230	2,230
Surplus	14,032,205	14,032,321	14,035,607	14,039,572	14,043,727
Retained deficit	(2,931,151)	(3,264,295)	(3,430,135)	(3,305,226)	(917,227)
Accumulated other comprehensive income (loss)	329,105	365,374	404,165	362,339	(1,072)
Total BBVA USA Bancshares, Inc. shareholder’s equity	11,661,864	11,365,105	11,241,342	11,328,390	13,357,133
Noncontrolling interests	29,498	29,859	29,447	29,964	29,456
Total shareholder’s equity	11,691,362	11,394,964	11,270,789	11,358,354	13,386,589
Total liabilities and shareholder’s equity	$102,756,203	$103,652,922	$102,267,616	$94,325,559	$93,603,347

BBVA USA BANCSHARES, INC.
INCOME STATEMENTS (Unaudited)
(In Thousands)

	Three Months Ended
	2020				2019
	December 31	September 30	June 30	March 31	December 31
Interest income:
Interest and fees on loans	$626,900	$644,643	$669,767	$715,476	$738,140
Interest on debt securities available for sale	22,089	19,474	18,805	(1,492)	33,333
Interest on debt securities held to maturity	60,812	49,981	39,800	41,102	43,097
Interest on trading account assets	793	892	1,157	1,122	1,326
Interest and dividends on other earning assets	7,080	6,436	14,016	42,175	39,915
Total interest income	717,674	721,426	743,545	798,383	855,811
Interest expense:
Interest on deposits	33,945	61,147	97,279	164,742	189,345
Interest on FHLB and other borrowings	14,092	14,644	21,936	21,176	31,263
Interest on federal funds purchased and securities sold under agreements to repurchase	2,350	3,736	12,274	22,658	11,850
Interest on other short-term borrowings	85	49	39	352	199
Total interest expense	50,472	79,576	131,528	208,928	232,657
Net interest income	667,202	641,850	612,017	589,455	623,154
Provision for credit losses	(81,298)	150,977	539,459	356,991	119,505
Net interest income after provision for credit losses	748,500	490,873	72,558	232,464	503,649
Noninterest income:
Service charges on deposit accounts	59,309	54,710	44,233	61,531	64,585
Card and merchant processing fees	49,961	48,628	43,416	50,091	50,805
Investment services sales fees	26,647	26,218	24,971	34,407	28,130
Investment banking and advisory fees	26,291	40,013	45,061	26,731	15,720
Money transfer income	29,446	27,109	25,461	24,548	25,871
Asset management fees	12,613	12,024	11,560	11,904	11,532
Corporate and correspondent investment sales	16,268	3,478	18,855	10,717	14,263
Mortgage banking income	19,753	13,741	23,868	17,451	9,048
Bank owned life insurance	5,458	4,972	5,094	4,625	4,584
Investment securities gains, net	—	—	3,477	19,139	—
Other	55,670	53,767	26,358	73,098	48,046
Total noninterest income	301,416	284,660	272,354	334,242	272,584
Noninterest expense:
Salaries, benefits and commissions	301,020	296,708	251,697	310,136	297,823
Professional services	80,535	78,018	78,100	70,220	82,343
Equipment	69,321	68,793	64,752	64,681	64,826
Net occupancy	40,552	41,145	41,585	39,843	43,302
Money transfer expense	20,764	18,897	17,958	17,136	17,951
Marketing	10,170	9,283	8,778	11,899	12,888
Communications	5,038	5,542	5,808	5,371	5,179
Goodwill impairment	—	—	—	2,185,000	470,000
Other	50,180	77,242	110,772	104,774	92,594
Total noninterest expense	577,580	595,628	579,450	2,809,060	1,086,906
Net (loss) income before income tax expense	472,336	179,905	(234,538)	(2,242,354)	(310,673)
Income tax (benefit) expense	138,519	13,664	(110,101)	(5,069)	20,032
Net (loss) income	333,817	166,241	(124,437)	(2,237,285)	(330,705)
Less: net income attributable to noncontrolling interests	673	401	472	501	663
Net (loss) income attributable to BBVA USA Bancshares, Inc.	$333,144	$165,840	$(124,909)	$(2,237,786)	$(331,368)